SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report APRIL 8, 1999



                           THE SPORTS AUTHORITY, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                       1-13426           36-3511120
--------------------------------------     --------------     --------------
    (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                           Identification No.)

3383 N. State Road 7, Ft. Lauderdale, Florida                         33319
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      (Address of principal executive offices)                      (Zip Code)

                                 (954) 735-1701
                             ----------------------
              (Registrant's telephone number, including area code)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     On April 1, 1999, the Company's Board of Directors, acting upon the recommendation of the Audit Committee of the Board, voted to replace its independent accountant, PricewaterhouseCoopers LLP ("PwC"). The reports of PwC on the 1997 and 1998 fiscal years did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the 1997 and 1998 fiscal years and the period since the end of the 1998 fiscal year, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make a reference to the subject matter of the disagreements in connection with its report. In addition, during the 1997 and 1998 fiscal years and the period since the end of the 1998 fiscal year, there were no "reportable events" within the meaning of Item 304 of the Securities and Exchange Commission's Regulation S-K.

     The Company retained the accounting firm of Ernst & Young LLP ("E & Y") on April 1, 1999, to make an examination of the financial statements of the Company for the 1999 fiscal year. The engagement of E & Y is subject to ratification by the Company's shareholders at the 1999 annual meeting. The Company has authorized PwC to respond fully to any inquiries from E & Y and to make its work papers available to E & Y.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) The following exhibit is filed with this report:

          16.1 Letter re: change in certifying accountant

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             THE SPORTS AUTHORITY, INC.



Date:  April 14, 1999                         By: /S/ ANTHONY F. CRUDELE
                                                  -----------------------------
                                                  Anthony F. Crudele
                                                  Senior Vice President and
                                                  Chief Financial Officer
                                                  (Principal Financial and
                                                  Accounting Officer)

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                                 EXHIBIT INDEX

EXHIBIT            DESCRIPTION
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16.1           Letter re: change in certifying account